EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Big City Bagels, Inc.

We hereby consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-44773) of Big City Bagels, Inc. of our report dated February 24, 1998, relating to the financial statements of Big City Bagels, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


RICHARD A. EISNER & COMPANY, LLP

New York, New York
March 30, 1998